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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-4 (the "Registration Statement") of our report dated February 2, 1999 (except for Note 26, as to which the date is March 4, 1999), included in First National Corporation's 1998 Annual Report on Form 10-K,
(ii) the incorporation by reference in the Registration Statement of our report dated February 10, 1999 (except for Note 23, as to which the date is March 4, 1999), included in FirstBancorporation, Inc.'s 1998 Annual Report on Form 10-KSB, and (iii) to all references to us under the heading "Experts" in the Registration Statement.


                                            /s/  J.W. Hunt and Company
                                            ------------------------------------
                                            J.W. Hunt and Company

Columbia, South Carolina
June 4, 1999